Exhibit 8.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM / AFFILIATE OFFICES
May 2, 2012	Abu Dhabi Barcelona Beijing Boston Brussels Chicago Doha Dubai Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Pacific Coast Oil Trust

919 Congress Avenue, Suite 500

Austin, Texas 78701

Re:	Pacific Coast Oil Trust

Ladies and Gentlemen:

We have acted as counsel to Pacific Coast Oil Trust, a Delaware statutory trust (the “Trust”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 21,275,000 units representing beneficial interests in the Trust (the “Trust Units”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Trust as to factual matters through a certificate of an officer authorized to sign on behalf of Pacific Coast Energy Company LP, the trust grantor (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations concerning the business, properties and governing documents of the Trust, as set forth in the Trust’s Registration Statement on Form S-1 (File No. 333-178928), as amended as of the effective date thereof, together with the registration statement filed by the Trust on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act and relating to the Trust Units, to which this opinion is an exhibit (the “Registration Statement”), the Trust’s prospectus dated April 25, 2012, relating to the Trust Units (the “Prospectus”) and the Trust’s responses to our examinations and inquiries.

In our capacity as counsel to the Trust, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion

May 2, 2012

we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on the facts, assumptions and representations set forth herein, the statements in the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including purchasers of the Trust Units in this offering.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the use of our name under the caption “United States Federal Income Tax Considerations” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Latham & Watkins LLP